Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
WageWorks, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-218815) on Form S-3 and the registration statements (Nos. 333-181300, 333-188658, 333-194863, 333-204219, 333-211559, and 333-217759) on Form S-8 of WageWorks, Inc. of our report dated March 18, 2019, except as to the last paragraph of “Subsequent events footnote 17” as to which the date is April 26, 2019, with respect to the consolidated balance sheet of WageWorks, Inc. and subsidiaries as of December 31, 2016, and the related consolidated statements of income, stockholders’ equity, and cash flows for the year ended December 31, 2016, which report appears in the December 31, 2016 annual report on Form 10-K/A of WageWorks, Inc. Our report refers to the fact that the 2016 consolidated financial statements have been restated to correct for misstatements

/s/ Macias, Gini & O’Connell, LLP

Newport Beach, California
April 26, 2019